Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Third Quarter Results

Solid operating performance; Net income of $0.06 per share

CHICAGO, October 26, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income of $4.5 million, or $0.06 per diluted share, for the third quarter 2010, compared to a net loss of $31.2 million, or $0.68 per diluted share, for the third quarter 2009. For the nine months ended September 30, 2010, the Company had a net loss of $20.6 million, or $0.29 per diluted share, compared to a net loss of $23.9 million, or $0.62 per diluted share, for the nine months ended September 30, 2009.

“In the third quarter, we recorded net new loan growth, delivered solid operating performance and returned to profitability through consistent execution of our commercial banking strategy,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp. “Our focus on credit portfolio management activity resulted in lower provision expense and total non-performing assets were in-line with our expectations. However, with the uncertain economy and challenges in commercial real estate, resolution of problem assets will take time. As we work through the cycle, we continue to drive our strategy to be a leading middle market commercial bank.”

Third Quarter Results

•

Non-performing assets were $462.1 million in the third quarter, non-performing loans remained flat and other real estate owned (OREO) increased $22.3 million from second quarter 2010. The allowance for loan losses was $223.4 million, or 2.48 percent of total loans.

•

Net revenue was relatively flat from the second quarter at $123.2 million, while lower expenses contributed to a 14 percent increase in operating profit. Net interest margin was 3.31 percent, or 3.28 percent exclusive of covered asset accretion.

•

Total loans were $9.0 billion at quarter-end, with $140.7 million of net loan growth in the third quarter. Total deposits were $10.5 billion at quarter end, down slightly from the end of second quarter 2010.

•

Total risk-based capital ratio was 14.40 percent, Tier 1 capital ratio was 12.25 percent, leverage ratio was 10.71 percent, Tier 1 common capital ratio was 7.79 percent and tangible common equity ratio was 7.17 percent.

Credit Quality

Non-performing assets were up over the second quarter, due mostly to increased OREO as loans moved through the cycle. Based on pending asset sales, management anticipates non-performing assets will moderate in the fourth quarter.

The third quarter 2010 provision for loan losses was $40.0 million, excluding covered asset provision, down from $90.0 million in the third quarter 2009 and $45.4 million in the second quarter 2010. Lower provision expense reflects stabilization of underlying collateral values and non-performing loan inflows in-line with second quarter levels. The allowance for loan losses as a percentage of total loans was 2.48 percent at September 30, 2010, compared to 2.14 percent at September 30, 2009, and 2.63 percent at June 30, 2010. The decrease in the allowance reflects the continued moderation of risk in the portfolio, as well as resolution of non-performing credits within the workout process. The allowance for loan losses as a percentage of non-performing loans was 60 percent at the end of third quarter 2010, compared to 54 percent at September 30, 2009, and 63 percent at June 30, 2010.

Net charge-offs were $49.1 million for the quarter ended September 30, 2010, up from $37.3 million for the third quarter 2009 and down from $49.8 million for the second quarter 2010. Approximately 90 percent of net charge-offs were commercial real estate, construction and related loans in the third quarter 2010.

Non-performing assets totaled $462.1 million at September 30, 2010, compared to $396.6 million at September 30, 2009, and $438.9 million at June 30, 2010. Non-performing assets to total assets were 3.67 percent at September 30, 2010, compared to 3.29 percent at September 30, 2009, and 3.48 percent at June 30, 2010. Approximately 67 percent of non-performing loans at September 30, 2010, were commercial real estate and construction loans.

Restructured loans accruing interest were $60.7 million at the end of third quarter 2010, compared to $4.0 million at the end of second quarter 2010. This increase primarily represents three large credit relationships where management identified restructuring opportunities.

Credit quality results exclude $419.9 million in covered assets as of the end of the third quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $530.1 million in the third quarter 2009 and $434.8 million in the second quarter 2010.

Operating Performance

Operating profit increased 14 percent primarily due to lower operating expense and reduced cost of funds. Revenue was relatively flat despite an $8.0 million decline in accretion from covered assets, as the Company generated increased revenue from the commercial banking business. Income from treasury management, mortgage banking and loan fees was higher. Credit and collection costs and employee expenses were down quarter-over-quarter, driving the decrease in operating costs and positively impacting the efficiency ratio.

Net income increased to $4.5 million, or $0.06 per diluted share, in the third quarter 2010, up from a net loss of $31.2 million, or $0.68 per diluted share, in the third quarter 2009, and a net loss of $818,000, or $0.01 per diluted share in the second quarter 2010.

Net revenue was $123.2 million in the third quarter 2010, compared to $101.2 million in the third quarter 2009 and $124.2 million in the second quarter 2010. Operating profit (the sum of net interest income and non-interest income less non-interest expense) was $55.1 million in the third quarter 2010, an increase from $44.3 million in the third quarter 2009 and $48.2 million in the second quarter 2010.

Net interest income was $99.0 million in the third quarter 2010, compared to $87.4 million for the third quarter 2009 and $103.3 million in the second quarter 2010. Net interest income reflects the impact of deposit repricing and a change in asset mix, as well as a reduction, as anticipated, in accretion from covered assets. Net interest income, excluding covered asset accretion, increased 3 percent, over the second quarter.

Net interest margin was 3.31 percent for the third quarter 2010, compared to 3.09 percent in the third quarter 2009 and 3.41 percent for the second quarter 2010. Excluding covered asset accretion, the net interest margin was 3.28 percent for the third quarter 2010, up from 3.13 percent in the second quarter 2010.

Non-interest income was $23.4 million in the third quarter 2010, compared to $12.9 million in the third quarter 2009 and $20.0 million in the second quarter 2010. The third quarter 2010 results included a net securities gain of $3.0 million.

The Company’s emphasis on developing client relationships is reflected in the non-interest income results. Treasury management was up 3 percent from last quarter to $4.4 million and continues to drive fee income. Capital markets revenue benefitted from continued strong foreign exchange business but was down compared to the second quarter due to the uneven nature of the rates business.

Mortgage banking income was up by approximately $1 million as clients took advantage of historically low rates in the market. New business also drove an increase in loan and letter of credit fees. Finally, wealth management fee income declined compared to the second quarter, which experienced a seasonal lift from tax preparation fees.

Expenses

Non-interest expense was $68.1 million in the third quarter 2010, compared to $56.8 million in the third quarter 2009 and $76.0 million in the second quarter 2010. Third quarter 2010 non-interest expense included a decrease in credit and collection costs and salary and benefit expense. The efficiency ratio was 55.3 percent in the third quarter 2010, compared to 56.2 percent in the third quarter 2009 and 61.2 percent in the second quarter 2010.

Balance Sheet

The Company reported $140.7 million of net loan growth in the third quarter, primarily within its commercial and industrial line of business, which saw a 6 percent, or $293.0 million, increase in commercial and industrial loans. The company continued to reduce its real estate exposure, resulting in a 4 percent, or $115.8 million, decline in commercial real estate loans in the third quarter.

Total assets were $12.6 billion at September 30, 2010, compared to $12.1 billion at September 30, 2009, and $12.6 billion at June 30, 2010.

Total loans were $9.0 billion at the end of the third quarter 2010, compared to $9.0 billion at the end of the third quarter 2009 and $8.9 billion at June 30, 2010. Commercial and industrial loans accounted for 56 percent of total loans, while commercial real estate loans were 29 percent at the end of the third quarter 2010.

Total deposits were $10.5 billion at September 30, 2010, compared to $9.5 billion at September 30, 2009, and $10.6 billion at June 30, 2010. Client deposits, representing 96 percent of total deposits, were $10.1 billion at the end of the third quarter 2010, compared to $8.9 billion at the end of third quarter 2009 and $10.3 billion at June 30, 2010. Client deposits at September 30, 2010, included $2.2 billion in non-interest bearing deposits. Brokered deposits (excluding $828.5 million in client CDARS® deposits) were 4 percent of total deposits at the end of the third quarter 2010, compared to 7 percent a year ago and 2 percent at the end of the second quarter 2010.

The Company’s investment securities portfolio was $2.1 billion at September 30, 2010, compared to $1.7 billion at September 30, 2009, and $2.1 billion at June 30, 2010. Net unrealized gains were $78.7 million, compared to $61.5 million at the end of the third quarter 2009 and $77.0 million at the end of the second quarter 2010. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Federal funds sold and other short-term investments were $532.6 million at the end of the third quarter 2010, up from $332.2 million at the end of third quarter 2009 and down from $769.8 million in the second quarter 2010. The quarter-over-quarter decrease was due to funding loan growth and meeting client liquidity needs.

Funds borrowed, which include federal funds purchased, FHLB advances, trust preferred securities and borrowings under the Company’s credit facilities was $619.2 million at September 30, 2010, compared to $1.3 billion at September 30, 2009, and $637.8 million at June 30, 2010.

Capital

As of September 30, 2010, the total risk-based capital ratio was 14.40 percent, the Tier 1 risk-based capital ratio was 12.25 percent, and the leverage ratio was 10.71 percent. Tier 1 common capital ratio was 7.79 percent and tangible common equity ratio was 7.17 percent at the end of the third quarter 2010.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, October 26, 2010, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #12940896. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on November 2, 2010, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #12940896.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2010, the Company had 34 offices in 10 states and $12.6 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans, strategies, or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than the Company has provided for in its allowance for loan and lease losses; the occurrence of unexpected events that adversely impact one or more large credits; continued declines in commercial real estate values in the Company’s market areas; slower than anticipated economic recovery or further deterioration in economic conditions; unanticipated withdrawals of significant client deposits; unavailability in the future of sufficient or cost-effective sources of liquidity or funding; difficulty in raising capital on acceptable terms when necessary or required; an inability to retain or attract key personnel; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of legislation; other legislative or regulatory changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to the Company’s data processing or other information systems. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Interest Income
Loans, including fees	$105,608	$107,749	$329,509	$296,690
Federal funds sold and other short-term investments	376	323	1,584	772
Securities:
Taxable	16,996	14,799	48,863	42,991
Exempt from Federal income taxes	1,661	1,797	5,131	5,435

Total interest income	124,641	124,668	385,087	345,888

Interest Expense
Interest-bearing deposits	675	932	2,446	1,798
Savings deposits and money market accounts	8,512	8,013	26,994	20,613
Brokered and other time deposits	8,130	18,170	29,091	65,376
Short-term borrowings	1,297	1,649	4,126	6,481
Long-term debt	7,068	8,469	21,820	26,198

Total interest expense	25,682	37,233	84,477	120,466

Net interest income	98,959	87,435	300,610	225,422
Provision for loan and covered asset losses	41,435	90,016	159,375	129,342

Net interest income after provision for loan and covered asset losses	57,524	(2,581)	141,235	96,080

Non-interest Income
Wealth management	4,306	4,084	13,566	11,378
Mortgage banking	2,790	1,826	6,708	6,687
Capital markets products	3,104	(322)	7,495	14,741
Treasury management	4,406	3,067	12,295	6,782
Bank owned life insurance	428	444	1,283	1,286
Other income, service charges, and fees	5,297	4,093	14,161	9,741
Net securities gains (losses)	3,029	(309)	2,873	7,530
Early extinguishment of debt	—	—	—	(985)

Total non-interest income	23,360	12,883	58,381	57,160

Non-interest Expense
Salaries and employee benefits	34,412	23,212	111,286	92,633
Net occupancy expense	7,508	7,004	22,550	19,131
Technology and related costs	2,310	2,565	7,777	7,096
Marketing	2,039	2,500	6,504	6,275
Professional fees	2,708	5,759	9,911	10,765
Investment manager expenses	581	581	1,859	1,746
Net foreclosed property expenses	3,075	2,454	8,164	3,865
Supplies and printing	292	295	904	1,029
Postage, telephone, and delivery	779	803	2,610	2,205
Insurance	7,113	4,603	18,186	17,592
Amortization of intangibles	413	547	1,243	1,201
Loan and collection	3,405	1,388	10,594	5,091
Other expenses	3,442	5,124	15,862	10,258

Total non-interest expense	68,077	56,835	217,450	178,887

Income (loss) before income taxes	12,807	(46,533)	(17,834)	(25,647)
Income tax provision (benefit)	4,786	(18,789)	(7,656)	(11,008)

Net income (loss)	8,021	(27,744)	(10,178)	(14,639)
Net income attributable to noncontrolling interests	71	66	217	183

Net income (loss) attributable to controlling interests	7,950	(27,810)	(10,395)	(14,822)
Preferred stock dividends and discount accretion	3,405	3,385	10,198	9,054

Net income (loss) available to common stockholders	$4,545	($31,195)	($20,593)	($23,876)

Per Common Share Data
Basic	$0.06	$(0.68)	$(0.29)	$(0.62)
Diluted	$0.06	$(0.68)	$(0.29)	$(0.62)
Dividends	$0.01	$0.01	$0.03	$0.03
Weighted average common shares outstanding	70,067	46,047	69,999	38,756
Diluted average common shares outstanding	70,097	46,047	69,999	38,756

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Note 2: Due to the net loss available to common stockholders reported for the nine months ended September 30, 2010 and the three and nine months ended September 30, 2009, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	3Q10	2Q10	1Q10	4Q09	3Q09
Interest Income
Loans, including fees	$105,608	$112,839	$111,062	$115,140	$107,749
Federal funds sold and other short-term investments	376	664	544	340	323
Securities:
Taxable	16,996	16,417	15,450	15,672	14,799
Exempt from Federal income taxes	1,661	1,752	1,718	1,672	1,797

Total interest income	124,641	131,672	128,774	132,824	124,668

Interest Expense
Interest-bearing deposits	675	805	966	848	932
Savings deposits and money market accounts	8,512	9,368	9,114	9,022	8,013
Brokered and other time deposits	8,130	9,537	11,424	13,959	18,170
Short-term borrowings	1,297	1,383	1,446	1,613	1,649
Long-term debt	7,068	7,247	7,505	7,820	8,469

Total interest expense	25,682	28,340	30,455	33,262	37,233

Net interest income	98,959	103,332	98,319	99,562	87,435
Provision for loan and covered asset losses	41,435	45,392	72,548	70,077	90,016

Net interest income (loss) after provision for loan and covered asset losses	57,524	57,940	25,771	29,485	(2,581)

Non-interest Income
Wealth management	4,306	4,836	4,424	4,081	4,084
Mortgage banking	2,790	1,797	2,121	2,243	1,826
Capital markets products	3,104	4,113	278	2,409	(322)
Treasury management	4,406	4,281	3,608	3,366	3,067
Bank owned life insurance	428	420	435	442	444
Other income, service charges, and fees	5,297	4,691	4,173	1,918	4,093
Net securities gains (losses)	3,029	(185)	29	(149)	(309)

Total non-interest income	23,360	19,953	15,068	14,310	12,883

Non-interest Expense
Salaries and employee benefits	34,412	37,485	39,389	31,020	23,212
Net occupancy expense	7,508	7,747	7,295	7,039	7,004
Technology and related costs	2,310	2,424	3,043	3,503	2,565
Marketing	2,039	2,363	2,102	3,568	2,500
Professional fees	2,708	3,000	4,203	5,562	5,759
Investment manager expenses	581	643	635	576	581
Net foreclosed property expenses	3,075	3,686	1,403	1,810	2,454
Supplies and printing	292	322	290	436	295
Postage, telephone, and delivery	779	866	965	855	803
Insurance	7,113	5,654	5,419	5,015	4,603
Amortization of intangibles	413	415	415	536	547
Loan and collection	3,405	4,610	2,579	4,526	1,388
Other expenses	3,442	6,787	5,633	4,082	5,124

Total non-interest expense	68,077	76,002	73,371	68,528	56,835

Income (loss) before income taxes	12,807	1,891	(32,532)	(24,733)	(46,533)
Income tax provision (benefit)	4,786	(766)	(11,676)	(9,556)	(18,789)

Net income (loss)	8,021	2,657	(20,856)	(15,177)	(27,744)
Net income attributable to noncontrolling interests	71	76	70	64	66

Net income (loss) attributable to controlling interests	7,950	2,581	(20,926)	(15,241)	(27,810)
Preferred stock dividends and discount accretion	3,405	3,399	3,394	3,389	3,385

Net income (loss) available to common stockholders	$4,545	(818)	($24,320)	($18,630)	($31,195)

Per Common Share Data
Basic	$0.06	$(0.01)	$(0.35)	$(0.30)	$(0.68)
Diluted	$0.06	$(0.01)	$(0.35)	$(0.30)	$(0.68)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted average common shares outstanding	70,067	69,995	69,933	61,608	46,047
Diluted average common shares outstanding	70,097	69,995	69,933	61,608	46,047

Note 1: Due to the net loss available to common stockholders reported for each of the four trailing quarters, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Consolidated Balance Sheets (Dollars in thousands)

	09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
	unaudited	unaudited	unaudited	audited	unaudited
Assets
Cash and due from banks	$144,298	$111,997	$107,618	$320,160	$199,703
Fed funds sold and other short-term investments	532,637	769,803	1,146,814	218,935	332,188
Loans held for sale	44,271	20,762	16,224	28,363	19,000
Securities available-for-sale, at fair value	2,033,527	2,029,962	1,769,138	1,569,541	1,648,313
Non-marketable equity investments	25,587	33,825	29,475	29,413	30,681
Loans, excluding covered assets and net of unearned fees	8,992,129	8,851,439	8,898,228	9,046,625	9,009,539
Allowance for loan losses	(223,392)	(232,411)	(236,851)	(221,688)	(192,791)

Loans, net of allowance for loan losses and unearned fees	8,768,737	8,619,028	8,661,377	8,824,937	8,816,748

Covered assets	419,865	434,828	468,939	502,034	530,059
Allowance for covered assets losses	(12,174)	(5,176)	(5,176)	(2,764)	—

Covered assets, net of allowance for covered assets	407,691	429,652	463,763	499,270	530,059

Other real estate owned	90,944	68,693	60,755	41,497	36,705
Premises, furniture, and equipment, net	42,347	40,599	41,350	41,344	32,870
Accrued interest receivable	34,697	35,278	34,766	35,562	35,862
Investment in bank owned life insurance	48,950	48,521	48,101	47,666	47,225
Goodwill	94,633	94,646	94,658	94,671	94,683
Other intangible assets	17,242	17,655	18,070	18,485	19,021
Derivative assets	128,891	113,493	85,152	71,540	83,784
Other assets	169,513	177,126	202,975	191,200	136,825

Total assets	$12,583,965	$12,611,040	$12,780,236	$12,032,584	$12,063,667

Liabilities
Demand deposits:
Non-interest bearing	$2,173,419	$2,090,222	$1,886,427	$1,840,900	$1,565,492
Interest bearing	614,049	738,631	714,700	752,728	589,298
Savings deposits and money market accounts	5,039,970	5,066,653	4,691,170	4,053,975	4,038,465
Brokered deposits	1,241,366	1,236,589	1,831,306	1,566,139	1,606,823
Time deposits	1,461,668	1,437,204	1,498,322	1,678,172	1,741,783

Total deposits	10,530,472	10,569,299	10,621,925	9,891,914	9,541,861
Short-term borrowings	179,651	164,069	241,293	214,975	690,352
Long-term debt	439,566	473,720	498,874	533,023	618,173
Accrued interest payable	7,603	7,727	10,357	9,673	12,051
Derivative liabilities	132,594	116,599	86,873	71,958	85,097
Other liabilities	48,940	43,534	100,687	75,425	47,614

Total liabilities	11,338,826	11,374,948	11,560,009	10,796,968	10,995,148

Equity
Preferred stock	238,542	238,185	237,833	237,487	237,145
Common stock	70,657	70,630	70,500	70,444	46,593
Treasury stock	(19,023)	(19,003)	(18,595)	(18,489)	(18,427)
Additional paid-in-capital	950,721	946,981	944,095	940,338	767,579
Retained earnings	(44,784)	(48,638)	(47,112)	(22,093)	(2,748)
Accumulated other comprehensive income, net	48,776	47,758	33,403	27,896	38,161

Total stockholders’ equity	1,244,889	1,235,913	1,220,124	1,235,583	1,068,303

Noncontrolling interests	250	179	103	33	216

Total equity	1,245,139	1,236,092	1,220,227	1,235,616	1,068,519

Total liabilities and equity	$12,583,965	$12,611,040	$12,780,236	$12,032,584	$12,063,667

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Selected Financial Data Unaudited (Amounts in thousands except per share data)

3Q10	2Q10	1Q10	4Q09	3Q09
Selected Statement of Income Data:
Net interest income	$98,959	$103,332	$98,319	$99,562	$87,435
Net revenue (1) (2)	$123,210	$124,209	$114,273	$114,802	$101,155
Operating profit (1) (2)	$55,133	$48,207	$40,902	$46,274	$44,320
Income (loss) before taxes	$12,807	$1,891	($32,532)	($24,733)	($46,533)
Net income (loss) available to common stockholders	$4,545	($818)	($24,320)	($18,630)	($31,195)

Per Common Share Data:
Basic earnings per share	$0.06	($0.01)	($0.35)	($0.30)	($0.68)
Diluted earnings per share (3)	$0.06	($0.01)	($0.35)	($0.30)	($0.68)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$14.10	$13.98	$13.77	$13.99	$17.48
Tangible book value (period end) (1) (2)	$12.53	$12.40	$12.19	$12.41	$15.09
Market value (close)	$11.39	$11.08	$13.70	$8.97	$24.46
Book value multiple	0.81	x	0.79	x	0.99	x	0.64	x	1.40	x

Share Data:
Weighted average common shares outstanding	70,067	69,995	69,933	61,608	46,047
Diluted average common shares outstanding (3)	70,097	69,995	69,933	61,608	46,047
Common shares issued (at period end)	71,964	71,978	71,877	71,869	48,104
Common shares outstanding (at period end)	71,386	71,403	71,333	71,332	47,574

Performance Ratios:
Return on average assets	0.25%	0.08%	-0.68%	-0.50%	-0.94%
Return on average common equity	1.77%	-0.33%	-9.86%	-7.96%	-14.51%
Net interest margin (1) (2)	3.31%	3.41%	3.36%	3.48%	3.09%
Fee revenue as a percent of total revenue (1)	17.04%	16.31%	13.27%	12.68%	13.11%
Non-interest income to average assets	0.74%	0.63%	0.49%	0.47%	0.43%
Non-interest expense to average assets	2.16%	2.39%	2.39%	2.26%	1.91%
Net overhead ratio (1)	1.42%	1.76%	1.90%	1.79%	1.48%
Efficiency ratio (1) (2)	55.25%	61.19%	64.21%	59.69%	56.19%

Selected Financial Condition Data:
Assets under management and administration (1)	$4,023,821	$3,746,934	$3,983,066	$3,983,623	$4,008,268

Balance Sheet Ratios:
Loans to Deposits (period end)	85.39%	83.75%	83.80%	91.48%	94.43%
Average interest-earning assets to average interest-bearing liabilities	133.96%	130.58%	129.96%	127.44%	122.93%

Capital Ratios (period end):
Total risk-based (1) (4)	14.40%	14.83%	14.91%	14.69%	13.42%
Tier 1 risk-based (1) (4)	12.25%	12.43%	12.49%	12.32%	11.02%
Leverage (1)	10.71%	10.39%	10.57%	11.17%	9.94%
Tier 1 common capital (1) (2) (4)	7.79%	7.86%	7.86%	7.86%	6.45%
Tangible common equity to tangible assets (1) (2)	7.17%	7.09%	6.87%	7.42%	6.01%
Total equity to total assets	9.89%	9.80%	9.55%	10.27%	8.86%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation to GAAP.
(3)	For the first and second quarters 2010 and the third and fourth quarters 2009, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for those periods results in anti-dilution.
(4)	The second quarter 2010 ratio has been revised from prior period presentation due to correction of mathematical computation.

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

	09/30/10	% of Total	06/30/10	% of Total	03/31/10	% of Total	12/31/09	% of Total	09/30/09	% of Total
	unaudited		unaudited		unaudited		audited		unaudited
Commercial and Industrial	$3,850,498	43%	$3,564,504	40%	$3,504,531	39%	$3,572,695	39%	$3,656,268	41%
Owner-Occupied CRE	1,150,267	13%	1,143,231	13%	1,186,135	13%	1,153,176	13%	1,068,625	12%

Total Commercial Loans	5,000,765	56%	4,707,735	53%	4,690,666	52%	4,725,871	52%	4,724,893	53%

Commercial Real Estate	2,192,374	24%	2,277,424	26%	2,289,291	26%	2,184,001	24%	2,057,543	23%
Multi-family CRE	471,989	5%	502,708	6%	520,186	6%	553,473	6%	498,755	5%

Total CRE Loans	2,664,363	29%	2,780,132	32%	2,809,477	32%	2,737,474	30%	2,556,298	28%

Construction	528,469	6%	551,270	6%	571,123	7%	727,487	8%	883,319	10%
Residential Real Estate	324,434	4%	309,001	4%	316,012	4%	319,463	4%	316,795	4%
Home Equity	197,977	2%	203,053	2%	212,421	2%	220,025	2%	214,630	2%
Personal	276,121	3%	300,248	3%	298,529	3%	316,305	4%	313,604	3%

Total Loans	$8,992,129	100%	$8,851,439	100%	$8,898,228	100%	$9,046,625	100%	$9,009,539	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	09/30/10		06/30/10		12/31/09
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$347,368	13%	$350,664	13%	$377,215	14%
Residential 1-4 Family	166,587	6%	178,530	6%	177,693	6%
Multi-Family 5+	471,989	18%	502,708	18%	553,473	20%
Industrial/Warehouse	329,962	12%	320,868	11%	313,762	11%
Office	440,639	16%	438,674	16%	400,172	15%
Retail	445,322	17%	468,007	17%	414,419	15%
Health Care	44,788	2%	50,381	2%	49,337	2%
Mixed Use/Other	417,708	16%	470,300	17%	451,403	17%

Total Commercial Real Estate	$2,664,363	100%	$2,780,132	100%	$2,737,474	100%

Construction Portfolio
Land	$37,077	7%	$80,198	15%	$91,207	12%
Residential 1-4 Family	28,726	6%	37,140	7%	61,854	8%
Multi-Family 5+	92,225	17%	80,558	15%	131,001	18%
Industrial/Warehouse	27,783	5%	12,029	2%	31,461	4%
Office	124,601	24%	90,882	16%	112,946	16%
Retail	95,332	18%	104,097	19%	127,356	18%
Mixed Use/Other	122,725	23%	146,366	26%	171,662	24%

Total Construction	$528,469	100%	$551,270	100%	$727,487	100%

(1)	Refer to Glossary of Terms for definition.

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	3Q10	2Q10	1Q10	4Q09	3Q09
Credit Quality Key Ratios:
Net charge-offs to average loans	2.17%	2.24%	2.56%	1.80%	1.67%
Total non-performing loans to total loans	4.13%	4.18%	4.28%	4.37%	3.99%
Total non-performing assets to total assets	3.67%	3.48%	3.46%	3.63%	3.29%
Nonaccrual loans to:
total loans	4.13%	4.18%	4.28%	4.37%	3.99%
total assets	2.95%	2.94%	2.98%	3.29%	2.98%
Allowance for loan losses to:
total loans	2.48%	2.63%	2.66%	2.45%	2.14%
non-performing loans	60%	63%	62%	56%	54%
nonaccrual loans	60%	63%	62%	56%	54%

Non-performing assets:
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	371,156	370,179	381,207	395,447	359,918
OREO	90,944	68,693	60,755	41,497	36,705

Total non-performing assets	$462,100	$438,872	$441,962	$436,944	$396,623

Restructured loans accruing interest	$60,659	$4,030	$3,840	$—	$—

Restructured Loans Accruing Interest Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2010
Amount:
Commercial	$—	$—	$1,853	$569	$2,422
Commercial real estate	29,074	3,493	—	2,296	34,863
Personal and home equity	23,374	—	—	—	23,374

Total	$52,448	$3,493	$1,853	$2,865	$60,659

Number of borrowers:
Commercial	—	—	1	2	3
Commercial real estate	2	1	—	3	6
Personal and home equity	1	—	—	—	1

Total	3	1	1	5	10

As of June 30, 2010
Amount:
Commercial	$—	$—	$—	$500	$500
Commercial real estate	—	3,530	—	—	3,530

Total	$—	$3,530	$—	$500	$4,030

Number of borrowers:
Commercial	—	—	—	1	1
Commercial real estate	—	1	—	—	1

Total	—	1	—	1	2

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2010
Amount:
Commercial	$54,272	$14,663	$2,673	$16,192	$87,800
Commercial real estate	83,229	45,592	37,071	48,083	213,975
Construction	5,351	7,576	11,047	9,615	33,589
Residential real estate	—	—	—	9,101	9,101
Personal and home equity	9,774	4,419	1,932	10,566	26,691

Total	$152,626	$72,250	$52,723	$93,557	$371,156

Number of borrowers:
Commercial	4	4	1	42	51
Commercial real estate	10	12	18	87	127
Construction	1	2	5	17	25
Residential real estate	—	—	—	17	17
Personal and home equity	1	1	1	14	17

Total	16	19	25	177	237

As of June 30, 2010
Amount:
Commercial	$55,403	$11,520	$5,293	$18,148	$90,364
Commercial real estate	67,626	50,317	47,277	49,145	214,365
Construction	5,351	11,979	8,934	11,595	37,859
Residential real estate	—	—	2,057	7,660	9,717
Personal and home equity	—	4,419	3,537	9,918	17,874

Total	$128,380	$78,235	$67,098	$96,466	$370,179

Number of borrowers:
Commercial	4	3	2	43	52
Commercial real estate	9	13	22	82	126
Construction	1	3	4	20	28
Residential real estate	—	—	1	14	15
Personal and home equity	—	1	2	26	29

Total	14	20	31	185	250

(1)	Refer to Glossary of Terms for definition. Covered assets are included as a component of total assets in calculations above.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Restructured Loans Accruing Interest	Nonaccrual	Total Loans
As of September 30, 2010
Loan balances:
Commercial	$4,907,336	$2,772	$435	$—	$2,422	$87,800	$5,000,765
Commercial real estate	2,387,792	18,869	8,864	—	34,863	213,975	2,664,363
Construction	485,353	3,327	6,200	—	—	33,589	528,469
Residential real estate	311,392	1,174	2,767	—	—	9,101	324,434
Personal and home equity	420,741	2,188	1,104	—	23,374	26,691	474,098

Total loans	$8,512,614	$28,330	$19,370	$—	$60,659	$371,156	$8,992,129

Aging as a percent of loan balance:
Commercial	98.13%	0.06%	0.01%	—	0.05%	1.75%	100.00%
Commercial real estate	89.62%	0.71%	0.33%	—	1.31%	8.03%	100.00%
Construction	91.84%	0.63%	1.17%	—	—	6.36%	100.00%
Residential real estate	95.98%	0.36%	0.85%	—	—	2.81%	100.00%
Personal and home equity	88.75%	0.46%	0.23%	—	4.93%	5.63%	100.00%

Total loans	94.67%	0.32%	0.22%	—	0.67%	4.13%	100.00%

	3Q10	2Q10	1Q10	4Q09	3Q09
Nonaccrual loans:
Commercial	$87,800	$90,364	$68,509	$69,346	$72,808
Commercial real estate	213,975	214,365	212,758	171,049	145,438
Construction	33,589	37,859	59,335	113,822	118,876
Residential real estate	9,101	9,717	16,776	14,481	11,899
Personal and home equity	26,691	17,874	23,829	26,749	10,897

Total	$371,156	$370,179	$381,207	$395,447	$359,918

Nonaccrual loans as a percent of total loan type:
Commercial	1.75%	1.92%	1.46%	1.47%	1.54%
Commercial real estate	8.03%	7.71%	7.57%	6.25%	5.69%
Construction	6.36%	6.87%	10.39%	15.65%	13.46%
Residential real estate	2.81%	3.14%	5.31%	4.53%	3.76%
Personal and home equity	5.63%	3.55%	4.66%	4.99%	2.06%

Total	4.13%	4.18%	4.28%	4.37%	3.99%

Loans past due 60-89 days and still accruing:
Commercial	$435	$3,620	$4,245	$9,955	$1,588
Commercial real estate	8,864	14,884	35,454	30,638	23,245
Construction	6,200	—	6,400	751	10,962
Residential real estate	2,767	1,347	170	1,654	—
Personal and home equity	1,104	1,147	2,112	8,595	3,087

Total	$19,370	$20,998	$48,381	$51,593	$38,882

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.01%	0.08%	0.09%	0.21%	0.03%
Commercial real estate	0.33%	0.53%	1.26%	1.12%	0.91%
Construction	1.17%	—	1.12%	0.10%	1.24%
Residential real estate	0.85%	0.44%	0.05%	0.52%	—
Personal and home equity	0.23%	0.23%	0.41%	1.60%	0.58%

Total	0.22%	0.24%	0.54%	0.57%	0.43%

Loans past due 30-59 days and still accruing:
Commercial	$2,772	$2,741	$11,641	$13,427	$4,424
Commercial real estate	18,869	26,073	36,740	23,983	18,005
Construction	3,327	258	3,252	3,391	2,541
Residential real estate	1,174	—	6,656	4,170	1,431
Personal and home equity	2,188	2,065	2,189	6,097	3,877

Total	$28,330	$31,137	$60,478	$51,068	$30,278

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.06%	0.06%	0.25%	0.28%	0.09%
Commercial real estate	0.71%	0.94%	1.31%	0.88%	0.70%
Construction	0.63%	0.04%	0.57%	0.47%	0.29%
Residential real estate	0.36%	—	2.11%	1.31%	0.45%
Personal and home equity	0.46%	0.41%	0.41%	1.13%	0.73%

Total	0.32%	0.35%	0.68%	0.56%	0.34%

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1)
Unaudited
(Dollars in thousands)

OREO Rollforward
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Beginning balance	$68,693	$29,236	$41,497	$23,823
New foreclosed property	44,979	19,106	100,802	37,031
Valuation adjustments	(1,385)	(2,630)	(4,594)	(3,758)
Disposals:
Sales proceeds	(20,277)	(9,710)	(45,733)	(21,370)
Net gain (loss) on sale	(1,066)	703	(1,028)	979

Ending balance	$90,944	$36,705	$90,944	$36,705

OREO Properties by Type
	September 30, 2010		June 30, 2010		December 31, 2009
	Number of Properties	Amount	Number of Properties	Amount	Number of Properties	Amount
Single family home	28	$24,479	25	$13,995	18	$9,538
Land parcels	232	17,040	225	17,367	229	17,856
Multi-family units	3	1,465	2	1,406	3	1,888
Office/industrial	16	47,460	12	35,425	6	11,484
Retail	1	500	1	500	3	731

Total	280	$90,944	265	$68,693	259	$41,497

OREO Property Location

	Illinois	Georgia	Michigan	Missouri	Other	Total
September 30, 2010
Single family home	$16,790	$268	$6,014	$997	$410	$24,479
Land parcels	7,141	3,424	3,479	2,996	—	17,040
Multi-family units	570	—	895	—	—	1,465
Office/industrial	20,471	1,500	5,025	—	20,464	47,460
Retail	500	—	—	—	—	500

Total	$45,472	$5,192	$15,413	$3,993	$20,874	$90,944

June 30, 2010
Single family home	$7,103	$626	$5,053	$1,066	$147	$13,995
Land parcels	5,767	4,384	4,165	3,051	—	17,367
Multi-family units	1,130	—	—	276	—	1,406
Office/industrial	3,197	9,779	1,200	—	21,249	35,425
Retail	500	—	—	—	—	500

Total	$17,697	$14,789	$10,418	$4,393	$21,396	$68,693

December 31, 2009
Single family home	$2,648	$960	$4,250	$1,488	$192	$9,538
Land parcels	7,246	3,522	4,957	2,131	—	17,856
Multi-family units	1,888	—	—	—	—	1,888
Office/industrial	—	1,548	1,200	—	8,736	11,484
Retail	500	—	231	—	—	731

Total	$12,282	$6,030	$10,638	$3,619	$8,928	$41,497

(1)	Refer to Glossary of Terms for definition.

Allowance for Loan Losses (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	3Q10	2Q10	1Q10	4Q09	3Q09

Change in allowance for loan losses:
Balance at beginning of period	$232,411	$236,851	$221,688	$192,791	$140,088
Loans charged off:
Commercial	($2,541)	($8,440)	($18,129)	($11,082)	($13,065)
Commercial real estate	(31,809)	(24,956)	(21,793)	(13,120)	(13,772)
Construction	(4,882)	(10,644)	(10,264)	(14,438)	(6,928)
Residential real estate	(1,715)	(886)	(1,590)	(970)	(475)
Home equity	(736)	(651)	(1,087)	(805)	(100)
Personal	(8,939)	(6,346)	(4,584)	(1,086)	(5,802)

Total loans charged off	(50,622)	(51,923)	(57,447)	(41,501)	(40,142)

Recoveries:
Commercial	$730	$664	$330	$410	$1,060
Commercial real estate	304	896	53	126	676
Construction	131	444	134	240	1,026
Residential real estate	4	11	6	12	—
Home equity	9	3	4	52	1
Personal	394	73	17	34	66

Total recoveries:	1,572	2,091	544	874	2,829

Total net loan charge-offs	(49,050)	(49,832)	(56,903)	(40,627)	(37,313)
Provision	40,031	45,392	72,066	69,524	90,016

Balance at end of period	$223,392	$232,411	$236,851	$221,688	$192,791

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$50,863	$55,408	$55,324	$43,350	$59,118
Commercial real estate	75,701	76,193	77,698	77,223	44,745
Construction	17,048	17,869	18,479	23,581	41,222
Residential real estate	3,842	3,999	3,658	3,635	2,009
Home equity	2,312	2,552	2,664	2,862	1,582
Personal	4,910	5,602	5,909	5,277	2,084

Total general allocated	$154,676	$161,623	$163,732	$155,928	$150,760
Specific reserve	68,716	70,788	73,119	65,760	42,031
Unallocated reserve	—	—	—	—	—

Total	$223,392	$232,411	$236,851	$221,688	$192,791

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	23%	24%	23%	20%	31%
Commercial real estate	34%	33%	33%	35%	23%
Construction	8%	8%	8%	10%	21%
Residential real estate	2%	2%	2%	2%	1%
Home equity	1%	1%	1%	1%	1%
Personal	2%	2%	2%	2%	1%

Total general allocated	70%	70%	69%	70%	78%
Specific reserve	30%	30%	31%	30%	22%
Unallocated reserve	—	—	—	—	—

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.48%	2.63%	2.66%	2.45%	2.14%
non-performing loans	60%	63%	62%	56%	54%
nonaccrual loans	60%	63%	62%	56%	54%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

		% of		% of		% of		% of		% of
	09/30/10	Total	06/30/10	Total	03/31/10	Total	12/31/09	Total	09/30/09	Total
	unaudited		unaudited		unaudited		audited		unaudited
Non-interest bearing deposits	$2,173,419	20%	$2,090,222	20%	$1,886,427	18%	$1,840,900	19%	$1,565,492	17%
Interest-bearing deposits	614,049	6%	738,631	7%	714,700	7%	752,728	7%	589,298	6%
Savings deposits	178,533	2%	170,087	1%	163,613	1%	141,614	1%	135,937	1%
Money market accounts	4,861,437	46%	4,896,566	46%	4,527,557	43%	3,912,361	40%	3,902,528	41%
Brokered deposits:
Traditional brokered deposits	150,183	1%	103,774	1%	294,346	3%	389,590	4%	453,759	5%
Client CDARS (1)	828,508	8%	1,013,115	10%	1,129,471	10%	979,728	10%	981,677	10%
Non-client CDARS (1)	262,675	3%	119,700	1%	407,489	4%	196,821	2%	171,387	2%

Total brokered deposits	1,241,366	12%	1,236,589	12%	1,831,306	17%	1,566,139	16%	1,606,823	17%
Time deposits	1,461,668	14%	1,437,204	14%	1,498,322	14%	1,678,172	17%	1,741,783	18%

Total deposits	$10,530,472	100%	$10,569,299	100%	$10,621,925	100%	$9,891,914	100%	$9,541,861	100%

Client deposits (1)	$10,117,614	96%	$10,345,825	98%	$9,920,090	93%	$9,305,503	94%	$8,916,715	93%

(1)	Refer to Glossary of Terms for definition.

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended September 30,
	2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$594,319	$376	0.25%	$309,741	$323	0.41%
Securities:
Taxable	1,809,969	16,996	3.76%	1,404,566	14,799	4.21%
Tax-exempt (3)	166,252	2,552	6.14%	166,501	2,634	6.33%

Total securities	1,976,221	19,548	3.96%	1,571,067	17,433	4.44%

Loans, excluding covered assets:
Commercial	4,784,938	51,835	4.30%	4,670,414	46,049	3.91%
Commercial real estate	2,766,129	33,777	4.78%	2,487,292	33,142	5.21%
Construction	557,739	5,551	3.95%	862,645	7,577	3.48%
Residential	352,179	4,205	4.78%	339,351	4,284	5.05%
Personal and home equity	496,949	4,850	3.87%	520,330	5,128	3.91%

Total loans (1)	8,957,934	100,218	4.42%	8,880,032	96,180	4.28%

Covered assets	410,431	5,390	5.15%	537,262	11,569	8.45%

Total interest-earning assets (3)	$11,938,905	$125,532	4.16%	$11,298,102	$125,505	4.39%

Cash and due from banks	133,126			158,098
Allowance for loan and covered asset losses	(245,204)			(144,587)
Other assets	694,956			484,703

Total assets	$12,521,783			$11,796,316

Liabilities and Equity:
Interest-bearing demand deposits	$655,028	$675	0.41%	$583,332	$932	0.63%
Savings deposits	176,308	216	0.49%	134,930	259	0.76%
Money market accounts	4,889,762	8,296	0.67%	3,597,643	7,754	0.86%
Time deposits	1,463,500	5,482	1.49%	1,740,276	8,622	1.97%
Brokered deposits	1,095,932	2,648	0.96%	1,826,121	9,548	2.07%

Total interest-bearing deposits	8,280,530	17,317	0.83%	7,882,302	27,115	1.36%
Short term borrowings	163,626	1,297	3.10%	678,840	1,649	0.95%
Long term debt	468,425	7,068	6.00%	629,866	8,469	5.33%

Total interest-bearing liabilities	8,912,581	25,682	1.14%	9,191,008	37,233	1.61%

Non-interest bearing demand deposits	2,164,147			1,363,615
Other liabilities	187,570			151,755
Equity	1,257,485			1,089,938

Total liabilities and equity	$12,521,783			$11,796,316

Net interest spread (2)			3.02%			2.79%
Effect of non interest-bearing funds			0.29%			0.30%

Net interest income/margin (2) (3) (4)		$99,850	3.31%		$88,272	3.09%

(1)	Non-accrual loans are included in the average balances. The interest foregone on these loans was estimated to be approximately $4.2 million and $2.9 million for the quarters ended September 30, 2010 and 2009, respectively, and was based on the average loan portfolio yield for the respective period.
(2)	Refer to Glossary of Terms for definition.
(3)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(4)	For the quarters ended September 30, 2010 and 2009, accretion related to covered assets contributed to net interest margin by 3 and 15 basis points, respectively.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,
	2010			2010
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$594,319	$376	0.25%	$1,016,907	$664	0.26%
Securities:
Taxable	1,809,969	16,996	3.76%	1,630,482	16,417	4.03%
Tax-exempt (3)	166,252	2,552	6.14%	170,103	2,676	6.29%

Total securities	1,976,221	19,548	3.96%	1,800,585	19,093	4.24%

Loans, excluding covered assets:
Commercial	4,784,938	51,835	4.30%	4,682,246	50,442	4.32%
Commercial real estate	2,766,129	33,777	4.78%	2,853,921	34,608	4.80%
Construction	557,739	5,551	3.95%	563,282	5,348	3.81%
Residential	352,179	4,205	4.78%	330,428	3,852	4.66%
Personal and home equity	496,949	4,850	3.87%	505,023	5,009	3.98%

Total loans (1)	8,957,934	100,218	4.42%	8,934,900	99,259	4.43%

Covered assets	410,431	5,390	5.15%	430,480	13,580	12.52%

Total interest-earning assets (3)	$11,938,905	$125,532	4.16%	$12,182,872	$132,596	4.35%

Cash and due from banks	133,126			152,495
Allowance for loan and covered asset losses	(245,204)			(250,202)
Other assets	694,956			684,659

Total assets	$12,521,783			$12,769,824

Liabilities and Equity:
Interest-bearing demand deposits	$655,028	$675	0.41%	$726,855	$805	0.44%
Savings deposits	176,308	216	0.49%	169,258	240	0.57%
Money market accounts	4,889,762	8,296	0.67%	4,820,973	9,128	0.76%
Time deposits	1,463,500	5,482	1.49%	1,464,450	5,730	1.57%
Brokered deposits	1,095,932	2,648	0.96%	1,473,876	3,807	1.04%

Total interest-bearing deposits	8,280,530	17,317	0.83%	8,655,412	19,710	0.91%
Short term borrowings	163,626	1,297	3.10%	193,949	1,383	2.82%
Long term debt	468,425	7,068	6.00%	480,678	7,247	6.01%

Total interest-bearing liabilities	8,912,581	25,682	1.14%	9,330,039	28,340	1.22%

Non-interest bearing demand deposits	2,164,147			2,039,396
Other liabilities	187,570			167,144
Equity	1,257,485			1,233,245

Total liabilities and equity	$12,521,783			$12,769,824

Net interest spread (2)			3.02%			3.13%
Effect of non interest-bearing funds			0.29%			0.28%

Net interest income/margin (2) (3) (4)		$99,850	3.31%		$104,256	3.41%

(1)	Non-accrual loans are included in the average balances. The interest foregone on these loans was estimated to be approximately $4.2 million and $4.6 million for the quarters ended September 30 and June 30, 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(2)	Refer to Glossary of Terms for definition.
(3)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(4)	For the quarters ended September 30 and June 30, 2010, accretion related to covered assets contributed to net interest margin by 3 and 28 basis points, respectively.

Non-GAAP Measures

Unaudited

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. These non-GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common capital, tangible book value, and tangible common equity to tangible assets. We believe that presenting these non-GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common capital, tangible book value, and tangible common equity ratio, in addition to capital ratios defined by banking regulators. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude the ending balances of goodwill and other intangibles and/or preferred capital components. Because GAAP does not include capital ratio measures, we believe there are no comparable GAAP financial measures to these ratios. We believe these non-GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-GAAP financial measures to GAAP:

	Quarters Ending
(Amounts in thousands except per share data)	3Q10	2Q10	1Q10	4Q09	3Q09

Taxable-equivalent interest income
GAAP net interest income	$98,959	$103,332	$98,319	$99,562	$87,435
Taxable-equivalent adjustment	891	924	886	930	837

Taxable-equivalent net interest income (a)	$99,850	$104,256	$99,205	$100,492	$88,272

Average Earning Assets (b)	$11,938,905	$12,182,872	$11,889,538	$11,410,866	$11,298,102

Net Interest Margin (a) / (b)	3.31%	3.41%	3.36%	3.48%	3.09%

Net Revenue
Taxable-equivalent net interest income (a)	$99,850	$104,256	$99,205	$100,492	$88,272
GAAP non-interest income	23,360	19,953	15,068	14,310	12,883

Net revenue	$123,210	$124,209	$114,273	$114,802	$101,155

Operating Profit
Taxable-equivalent net interest income (a)	$99,850	$104,256	$99,205	$100,492	$88,272
GAAP non-interest income	23,360	19,953	15,068	14,310	12,883
Less: GAAP non-interest expense	68,077	76,002	73,371	68,528	56,835

Operating profit	$55,133	$48,207	$40,902	$46,274	$44,320

Efficiency Ratio
GAAP non-interest expense (c)	$68,077	$76,002	$73,371	$68,528	$56,835
Taxable-equivalent net interest income (a)	$99,850	$104,256	$99,205	$100,492	$88,272
GAAP non-interest income	23,360	19,953	15,068	14,310	12,883

Net revenue (d)	$123,210	$124,209	$114,273	$114,802	$101,155

Efficiency ratio (c) / (d)	55.25%	61.19%	64.21%	59.69%	56.19%

Tier 1 Common Capital
GAAP total equity	$1,245,139	$1,236,092	$1,220,227	$1,235,616	$1,068,519
Trust preferred capital securities	244,793	244,793	244,793	244,793	244,793
Less: unrealized gains on available-for-sale securities	48,776	47,758	33,403	27,896	38,161
Less: disallowed deferred tax assets	—	6,360	17,267	7,619	—
Less: goodwill	94,633	94,646	94,658	94,671	94,683
Less: other intangibles	17,242	17,655	18,070	18,485	19,021

Tier 1 risk-based capital	1,329,281	1,314,466	1,301,622	1,331,738	1,161,447
Less: preferred stock	238,542	238,185	237,833	237,487	237,145
Less: trust preferred capital securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	250	179	103	33	216

Tier 1 common capital (e)	$845,696	$831,309	$818,893	$849,425	$679,293

Tangible Common Equity
GAAP total equity	$1,245,139	$1,236,092	$1,220,227	$1,235,616	$1,068,519
Less: goodwill	94,633	94,646	94,658	94,671	94,683
Less: other intangibles	17,242	17,655	18,070	18,485	19,021
Less: preferred stock	238,542	238,185	237,833	237,487	237,145

Tangible common equity (f)	$894,722	$885,606	$869,666	$884,973	$717,670

Tangible Assets
GAAP total assets	$12,583,965	$12,611,040	$12,780,236	$12,032,584	$12,063,667
Less: goodwill	94,633	94,646	94,658	94,671	94,683
Less: other intangibles	17,242	17,655	18,070	18,485	19,021

Tangible assets (g)	$12,472,090	$12,498,739	$12,667,508	$11,919,428	$11,949,963

Period-end Shares Outstanding (h)	71,386	71,403	71,333	71,332	47,574

Risk-weighted Assets (i) (1)	$10,850,399	$10,571,135	$10,417,704	$10,812,856	$10,534,856

Ratios:
Tier 1 common capital (e) / (i) (1)	7.79%	7.86%	7.86%	7.86%	6.45%
Tangible book value (f) / (h)	$12.53	$12.40	$12.19	$12.41	$15.09
Tangible common equity to tangible assets (f) / (g)	7.17%	7.09%	6.87%	7.42%	6.01%

(1)	This has been revised from the second quarter 2010 presentation due to correction of a mathematical computation.

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify these deposits as client CDARS® due to the source being our existing and new client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less acquisition related gains, net securities gains (losses), and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, net securities gains (losses) and early extinguishment of debt.

GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average earning assets. This is a non-GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-GAAP financial measure.

Non-GAAP - Certain financial measures within this document that are not formally defined by GAAP or codified in the federal banking regulations. A reconciliation of these non-GAAP measures may be found on the previous page.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total equity for Tier 1 capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.